UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 29, 2009

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009, John Braddon resigned from his positions as Chief Financial Officer and Executive Vice President of Centro NP LLC (the “Company”).  The Company has appointed Tiffanie Fisher, age 41, to fill Mr. Braddon’s previous positions as the Company’s Chief Financial Officer and Executive Vice President, effective April 29, 2009.  From December 2004 to March 2009, Ms. Fisher worked for Morgan Stanley Real Estate in its London office, most recently as Executive Director having held multiple roles.  During that time, Ms. Fisher was specifically the Chief Financial Officer of the UK Investing business from December 2004 to August 2006, was the Chief Operating Officer of the Europe, Middle East and Africa region from February 2006 to August 2007 and was Senior Banker for Emerging European Markets from April 2007 through March 2009.  Prior thereto, Ms. Fisher served as Director and Credit Officer for UBS Investment Bank in Real Estate and Leverage Finance from August 2002 to November 2004.

In connection with Ms. Fisher’s appointment as the Company’s Chief Financial Officer and Executive Vice President, on April 29, 2009, Ms. Fisher entered into an employment agreement (the “Employment Agreement”) with Centro US Management Joint Venture 2, LP (the “Management Joint Venture”) appointing her as Executive Vice President — Chief Financial Officer of all United States operations of Centro Property Trust and Centro Properties Limited (together, “Centro Properties Group”) and their affiliates.  The term of the Employment Agreement continues through April 30, 2011.  During the term, Ms. Fisher will be paid an annual base salary of at least $350,000.  Ms. Fisher will be eligible to receive short-term incentive bonuses based on the achievement of certain financial goals for the years ending June 30, 2009 and beyond, as determined by the Management Joint Venture from time to time.  If these goals are achieved, Ms. Fisher may receive a short-term incentive cash bonus equal to between 65% and 90% of her base salary.  Ms. Fisher also may be entitled to receive certain long-term incentive awards from time to time and will be entitled to participate in all employee benefit plans, programs and arrangements made available to other Management Joint Venture senior executives generally.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2009	CENTRO NP LLC

	By:	/s/ Steven Siegel
		Name:	Steven Siegel
		Title:	Executive Vice President, General Counsel and Secretary

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